Exhibit 99.1

FOR IMMEDIATE RELEASE

FNCB Bancorp, Inc. Announces First Quarter 2022 Net Income

Dunmore, Pa., April 29, 2022/Globe Newswire/—FNCB Bancorp, Inc. (NASDAQ: FNCB; www.fncb.com), the parent company of Dunmore-based FNCB Bank (the “Bank”), (collectively, "FNCB") today reported net income of $4.4 million, or $0.22 per basic and diluted share, for the three months ended March 31, 2022, a decrease of $1.4 million, or 25.4%, compared to $5.8 million, or $0.29 per share for the same period of 2021. The reduction in earnings was largely due to increases in non-interest expense and the provision for loan and lease losses, coupled with a decrease in non-interest income. These reductions to earnings were partially mitigated by an increase in net interest income. For the three months ended March 31, 2022, the annualized return on average assets and return on average equity was 1.08% and 11.31%, respectively, compared to 1.61% and 15.27%, respectively, for the same period of 2021.  FNCB declared and paid dividends to shareholders of common stock of $0.075 per share for the first quarter of 2022, a 25% increase, compared to $0.060 per share for the same period of 2021.

First quarter 2022 performance:

●	First quarter 2022 net income was $4.4 million, or $0.22 per share, compared to $5.8 million, or $0.29 per share for the first quarter of 2021, a decrease of $1.4 million, or 25.4%;
●	Yield on earning assets (FTE) decreased 40 basis points to 3.45% for the first quarter of 2022 from 3.85% for the first quarter of 2021, but improved 4 basis points on a linked-quarter basis from 3.41% for the fourth quarter of 2021;
●	Cost of funds decreased 20 basis points to 0.14% from 0.34% comparing the first quarters of 2022 and 2021, and decreased 2 basis points on a linked-quarter basis from 0.16% for the fourth quarter of 2021;
●	Net interest margin (FTE) contracted 24 basis points to 3.35% for the first quarter of 2022, compared to 3.59% for the same period of 2021, but widened 6 basis points on a linked-quarter basis from 3.29% for the fourth quarter of 2021;
●	Efficiency ratio increased to 58.12% in the first quarter of 2022 compared to 51.87% for the first quarter of 2021, but improved from 61.75% on a linked-quarter basis from the fourth quarter of 2021.

Summary financial position at March 31, 2022 as compared to December 31, 2021:

●	Total assets declined $14.8 million, or 0.9%, to $1.650 billion at March 31, 2022 from $1.664 billion at December 31, 2021;
●	Loans and leases, net of deferred loan fees and unearned income, increased $56.2 million, or 5.8%, to $1.023 billion at March 31, 2022 from $967.0 million at December 31, 2021;
●	Total deposits decreased $43.4 million, or 3.0% to $1.412 billion at March 31, 2022 from $1.455 billion at December 31, 2021;
●	Non-performing loans as a percentage of total loans improved to 0.37% at March 31, 2022 from 0.39% at December 31, 2021;
●	The Bank was well capitalized with total risk-based capital and leverage ratios of 14.10% and 9.30%, respectively, at March 31, 2022, and 14.64% and 8.92%, respectively, at December 31, 2021.

"We are very pleased with our first quarter 2022 operating results," stated Gerard A. Champi, President and CEO. "We continued to effectively manage funding costs and improve earning asset yields and the net interest margin over the prior quarter. Additionally, we successfully completed several strategic initiatives during the first quarter of 2022 including completing the launch of 1st Equipment Finance, our new commercial equipment financing and leasing product offering, and the purchase of several third-party originated loan pools. Both initiatives allowed us to diversify FNCB's loan portfolio, reduce risk and enhance net interest income run rates going forward," concluded Champi.

Summary Results

Net interest income on a tax-equivalent basis increased $1.4 million, or 12.1%, to $13.0 million for the three months ended March 31, 2022 from $11.6 million for the comparable period of 2021. The improvement in tax-equivalent net interest income primarily reflected an increase in tax-equivalent interest income of $1.0 million or 7.8%, to $13.5 million for the first quarter of 2022 from $12.5 million for the same quarter of 2021, coupled with a decrease in interest expense of $0.4 million, or 52.0%, to $0.4 million from $0.8 million comparing the first quarter of 2022 and 2021, respectively. The $1.0 million, or 7.8%, increase in tax-equivalent interest income largely reflected higher volumes of earning assets, as total average earning assets increased $263.0 million, or 20.3%, to $1.559 billion for the three months ended March 31, 2022 from $1.296 billion for the same three months of 2021. Specifically, total securities averaged $541.0 million for the first quarter of 2022, an increase of $179.0 million, or 49.5%, from $362.0 million for the first quarter of 2021, reflecting the redeployment of excess liquidity into the investment portfolio throughout 2021. In addition, average total loans and leases increased $79.9 million, or 8.7%, to $1.000 billion for the first quarter of 2022 from $920.4 million for the same quarter of 2021, which was largely due to strong organic loan demand, FNCB's new commercial equipment financing and leasing product offering and purchases of third-party originated loan pools. Partially offsetting the positive impact of earning asset growth, was a decrease in the tax-equivalent yield on average earning assets of 40 basis points to 3.45% for the three months ended March 31, 2022, compared to 3.85% for the same three months of 2021. The decline in yield included a reduction in net loan origination fees recognized on forgiven PPP loans of $0.6 million, or 49.8%, comparing the three months ended March 31, 2022 and 2021, as the majority of PPP loans were forgiven in 2021. FNCB continued to successfully manage funding costs as evidenced by a 20-basis point reduction in the cost of funds to 0.14% for the three months ended March 31, 2022 from 0.34% for the same three months of 2021, which was the main factor leading to the $0.4 million, or 52.0%, reduction in interest expense. Specifically, the average rate paid for interest-bearing deposits decreased 20 basis points to 0.12% for the first quarter of 2022 from 0.32% for the same period of 2021, which reflected the reduction in market interest rates and repricing of higher-costing time deposits upon maturity. Additionally, average borrowing costs decreased 117 basis points to 0.69% from 1.86% comparing the three months ended March 31, 2022 and 2021. Interest-bearing liabilities averaged $1.159 billion for the first quarter of 2022, an increase of $149.6 million, or 14.8%, from $1.009 billion for the same quarter of 2021. The increase in interest-bearing liabilities reflected deposit migration from time deposits into non-maturity deposits as well as an increase in utilization of wholesale funding. Specifically, interest-bearing deposits increased $112.6 million, or 11.3%, to $1.112 billion from $999.1 million, while average borrowed funds increased $37.0 million, or 359.2%, to $47.3 million from $10.3 million, comparing the first quarters of 2022 and 2021, respectively. Average interest-bearing demand deposits increased $130.7 million, or 18.8%, to $826.5 million for the first quarter of 2022 compared to $695.8 million for the same quarter of 2021, while average savings deposits increased $26.1 million, or 22.9%, to $140.5 million from $114.3 million comparing the first quarters of 2022 and 2021, respectively. Conversely, average time deposits decreased $44.3 million, or 23.4%, to $144.7 million for the three months ended March 31, 2022 from $189.0 million for the same three months of 2021. Despite the increase in net interest income, FNCB began to experience some margin compression, as the tax-equivalent net interest margin decreased 24 basis points to 3.35% for the first quarter of 2022 from 3.59% for the same quarter of 2021. Additionally, the net interest spread declined 20 basis points to 3.31% for the three months ended March 31, 2022 from 3.51% for the same three months of 2021. The reduction in margin and spread largely reflected decreases in yields earned on loans and investments, coupled with the decline in PPP loan origination fees recognized, comparing the first quarters of 2022 and 2021. On a linked-quarter basis, the tax-equivalent net interest margin and interest rate spread each widened 6 basis points from 3.29% and 3.25%, respectively, for the fourth quarter of 2021.

For the three months ended March 31, 2022, non-interest income decreased $1.0 million, or 35.5%, to $1.8 million from $2.8 million for the three months ended March 31, 2021. The decrease was largely due to shifting market conditions which resulted in reductions in net gains on equity securities, net gains on the sale of available-for-sale debt securities and net gains on the sale of mortgage loans held for sale. In addition, in 2021, FNCB recorded non-recurring income of $0.4 million received on a BOLI insurance claim. These reductions were partially offset by an increase in deposit service charges. For the three months ended March 31, 2022, FNCB recorded a net loss on equity securities of $0.1 million, a decrease of $0.5 million, or 134.3%, compared to a net gain on equity securities of $0.4 million for the same three months of 2021. Additionally, there were no net gains realized on the sale of available-for-sale debt securities during the three months ended March 31, 2022. Comparatively, net gains realized on the sale of available-for-sale debt securities were $0.2 million for the same three-month period of 2021. There were no net gains on the sale of mortgage loans held for sale for the first quarter of 2022, compared to $0.2 million for the same quarter of 2021. These reductions were partially offset by a $0.2 million, or 20.1%, increase in deposit service charges to $1.1 million for the three months ended March 31, 2022, compared to $0.9 million for the three months ended March 31, 2021.

Non-interest expense increased $1.3 million, or 19.2% to $8.5 million for the three months ended March 31, 2022 from $7.2 million for the three months ended March 31, 2021, which primarily reflected increases in salaries and employee benefits, data processing expenses and other operating expenses. Salaries and employee benefits increased $0.9 million, or 24.7%, to $4.6 million for the first quarter of 2022 from $3.7 million for the same quarter of 2021. The increase in salaries and benefits was primarily due to the onboarding of additional staff related to the new commercial equipment financing and leasing product offering, increases in payroll taxes and higher retirement costs. Data processing expenses increased $0.3 million, or 29.8%, to $1.1 million for the three months ended March 31, 2022, compared to $0.8 million for the same three months of 2021. Other operating expenses increased $0.1 million, or 19.5% to $0.9 million for the first quarter of 2022, compared to $0.8 million for the same quarter of 2021.

Asset Quality

FNCB's asset quality was favorable during the first quarter of 2022, as total non-performing loans remained relatively constant at $3.9 million, representing 0.37% and 0.39% of total loans and leases, gross at March 31, 2022 and at December 31, 2021, respectively. Year-over-year, non-performing loans decreased $0.9 million, or 20.2%, from $4.8 million, or 0.52% of total loans, gross, at March 31, 2021. FNCB’s loan delinquency rate (total delinquent loans as a percentage of total loans, gross) remained constant at 0.55% at March 31, 2022 and at December 31, 2021, but improved 0.15% compared to 0.70% at March 31, 2021. FNCB recorded a provision for loan and lease losses of $0.8 million for the first quarter of 2022 compared to a $0.2 million provision for the same quarter of 2021. The increase was primarily attributable to increases in loan and lease volumes.  The allowance for loan and lease losses was $13.1 million, or 1.27% of total loans and leases, gross, at March 31, 2022, compared to $12.4 million, or 1.27% of total loans and leases, gross, at December 31, 2021 and $12.1 million, or 1.30% of total loans and leases, gross, at March 31, 2021.

Financial Condition

Total assets decreased $14.8 million, or 0.9%, to $1.650 billion at March 31, 2022 from $1.664 billion at December 31, 2021. The change in total assets primarily reflected decreases in cash and cash equivalents and available-for-sale debt securities, which were partially offset by an increase in loans and leases, net of the ALLL. Cash and cash equivalents decreased $74.9 million, or 75.7%, to $24.1 million at March 31, 2022 from $99.0 million at December 31, 2021. Available-for-sale debt securities decreased $8.5 million, or 1.6%, to $514.1 million at March 31, 2022 from $522.6 million at December 31, 2021. Loans and leases increased $56.2 million, or 5.8%, to $1.023 billion at March 31, 2022 from $967.0 million at December 31, 2021. Increases were experienced across all loan categories, which reflected the roll-out of the new commercial equipment financing product offering, strong organic loan demand and the purchase of several pools of third-party originated loans. Total deposits decreased $43.4 million, or 3.0%, to $1.412 billion at March 31, 2022 from $1.455 billion at December 31, 2021. Meanwhile, total borrowed funds increased $57.0 million to $87.3 million at March 31, 2022 from $30.3 million at December 31, 2021. The increase was entirely due to an increase in advances through the FHLB of Pittsburgh.

Total shareholders’ equity decreased $24.1 million, or 14.8%, to $138.4 million at March 31, 2022 from $162.5 million at December 31, 2021.  The decrease in capital was primarily due to an accumulated other comprehensive loss of $17.7 million at March 31, 2022, compared to accumulated other comprehensive income of $6.3 million at December 31, 2021. This $24.0 million reduction was related primarily to the depreciation in the fair value of FNCB's available-for-sale debt securities, net of deferred taxes. Also contributing to the reduction in capital was $3.0 million for the repurchase of common shares under a board authorized stock repurchase program and $1.5 million in dividends declared and paid for the three months ended March 31, 2022. These reductions were slightly offset by net income for the three months ended March 31, 2022 of $4.4 million. Tangible book value decreased from $8.13 per share at December 31, 2021 to $7.03 per share at March 31, 2022. FNCB Bank was considered well capitalized with total risk-based capital and Tier 1 leverage ratios of 14.10% and 9.30%, respectively, at March 31, 2022, and 14.64% and 8.92%, respectively, at December 31, 2021.

Availability of Filings

Copies of FNCB’s most recent Annual Report on Form 10-K and Quarterly Reports on form 10-Q will be provided upon request from: Shareholder Relations, FNCB Bancorp, Inc., 102 East Drinker Street, Dunmore, PA 18512 or by calling (570) 348-6419. FNCB’s SEC filings including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are also available free of charge on the Investor Relations page of FNCB’s website, www.fncb.com, and on the SEC website at: http://www.sec.gov/edgar/searchedgar/companysearch.html

About FNCB Bancorp, Inc.:

FNCB Bancorp, Inc. is the bank holding company of FNCB Bank. Locally-based for over 112 years, FNCB Bank continues as a premier community bank in Northeastern Pennsylvania – offering a full suite of personal, small business and commercial banking solutions with industry-leading mobile, online and in-branch products and services. FNCB currently operates through 16 community offices located in Lackawanna, Luzerne and Wayne Counties and remains dedicated to making its customers’ banking experience simply better. For more information about FNCB, visit www.fncb.com.

INVESTOR CONTACT:

James M. Bone, Jr., CPA

Executive Vice President and Chief Financial Officer

FNCB Bank

(570) 348-6419

james.bone@fncb.com

FNCB may from time to time make written or oral “forward-looking statements,” including statements contained in our filings with the Securities and Exchange Commission (“SEC”), in our reports to shareholders, and in our other communications, which are made in good faith by us pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to FNCB’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond our control). The words “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “project,” “future” and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause FNCB’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the effect of the novel Coronavirus Disease 2019 ("COVID-19") pandemic on FNCB and its customers, the Commonwealth of Pennsylvania and the United States, related to the economy, overall financial stability and the global supply chain; the COVID-19 pandemic and actions taken to control its spread; government intervention in the U.S. financial system including the effects of recent legislative, tax, accounting and regulatory actions and reforms, including, but not limited to, the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and the Tax Cuts and Jobs Act; political instability; the ability of FNCB to manage credit risk; weakness in the economic environment, in general, and within FNCB’s market area; the deterioration of one or a few of the commercial real estate loans with relatively large balances contained in FNCB’s loan portfolio; greater risk of loan defaults and losses from concentration of loans held by FNCB, including those to insiders and related parties; if FNCB’s portfolio of loans to small and mid-sized community-based businesses increases its credit risk; if FNCB’s ALLL is not sufficient to absorb actual losses or if increases to the ALLL were required; FNCB is subject to interest-rate risk and any changes in interest rates could negatively impact net interest income or the fair value of FNCB's financial assets; if management concludes that the decline in value of any of FNCB’s investment securities is other-than-temporary could result in FNCB recording an impairment loss; if FNCB’s risk management framework is ineffective in mitigating risks or losses to FNCB; if FNCB is unable to successfully compete with others for business; a loss of depositor confidence resulting from changes in either FNCB’s financial condition or in the general banking industry; if FNCB is unable to retain or grow its core deposit base; inability or insufficient dividends from its subsidiary, FNCB Bank; if FNCB loses access to wholesale funding sources; interruptions or security breaches of FNCB’s information systems; any systems failures or interruptions in information technology and telecommunications systems of third parties on which FNCB depends; security breaches; if FNCB’s information technology is unable to keep pace with growth or industry developments or if technological developments result in higher costs or less advantageous pricing; the loss of management and other key personnel; dependence on the use of data and modeling in both its management’s decision-making generally and in meeting regulatory expectations in particular; additional risk arising from new lines of business, products, product enhancements or services offered by FNCB; inaccuracy of appraisals and other valuation techniques FNCB uses in evaluating and monitoring loans secured by real property and other real estate owned; unsoundness of other financial institutions; damage to FNCB’s reputation; defending litigation and other actions; dependence on the accuracy and completeness of information about customers and counterparties; risks arising from future expansion or acquisition activity; environmental risks and associated costs on its foreclosed real estate assets; any remediation ordered, or adverse actions taken, by federal and state regulators, including requiring FNCB  to act as a source of financial and managerial strength for the FNCB Bank in times of stress;  costs arising from extensive government regulation, supervision and possible regulatory enforcement actions; new or changed legislation or regulation and regulatory initiatives; noncompliance and enforcement action with the Bank Secrecy Act and other anti-money laundering statutes and regulations; failure to comply with numerous "fair and responsible banking" laws; any violation of laws regarding privacy, information security and protection of personal information or another incident involving personal, confidential or proprietary information of individuals; any rulemaking changes implemented by the Consumer Financial Protection Bureau; inability to attract and retain its highest performing employees due to potential limitations on incentive compensation contained in proposed federal agency rulemaking; any future increases in FNCB Bank’s FDIC deposit insurance premiums and assessments; and the success of FNCB at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in FNCB’s filings with the SEC.

FNCB cautions that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this report, even if subsequently made available by FNCB on its website or otherwise. FNCB does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of FNCB to reflect events or circumstances occurring after the date of this press release. Readers should carefully review the risk factors described in the Annual Report and other documents that FNCB periodically files with the SEC, including its Form 10-K for the year ended December 31, 2021.

FNCB Bancorp, Inc.
Selected Financial Data

	Mar 31,	Dec 31,	Sept 30,	June 30,	Mar 31,
	2022	2021	2021	2021	2021
Per share data:
Net income (fully diluted)	$0.22	$0.20	$0.31	$0.26	$0.29
Cash dividends declared	$0.075	$0.075	$0.075	$0.060	$0.060
Book value	$7.03	$8.13	$8.10	$7.99	$7.65
Tangible book value	$7.03	$8.13	$8.10	$7.99	$7.65
Market value:
High	$10.15	$9.40	$8.35	$7.98	$8.94
Low	$8.67	$8.21	$7.17	$6.90	$5.80
Close	$9.49	$9.24	$8.23	$7.27	$7.54
Common shares outstanding	19,683,671	19,989,875	19,985,837	20,102,602	20,240,668

Selected ratios:
Annualized return on average assets	1.08%	0.94%	1.58%	1.38%	1.61%
Annualized return on average shareholders' equity	11.31%	9.82%	15.61%	13.37%	15.27%
Efficiency ratio	58.12%	61.75%	51.32%	51.86%	51.87%
Tier I leverage ratio (FNCB Bank)	9.30%	8.92%	9.80%	9.90%	9.88%
Total risk-based capital to risk-adjusted assets (FNCB Bank)	14.10%	14.64%	15.91%	15.79%	16.26%
Average shareholders' equity to average total assets	9.54%	9.61%	10.14%	10.35%	10.53%
Yield on earning assets (FTE)	3.45%	3.41%	3.63%	3.80%	3.85%
Cost of funds	0.14%	0.16%	0.23%	0.30%	0.34%
Net interest spread (FTE)	3.31%	3.25%	3.40%	3.50%	3.51%
Net interest margin (FTE)	3.35%	3.29%	3.46%	3.58%	3.59%
Total delinquent loans/total loans	0.55%	0.55%	0.61%	0.56%	0.70%
Allowance for loan and lease losses/total loans	1.27%	1.27%	1.25%	1.26%	1.30%
Non-performing loans/total loans	0.37%	0.39%	0.47%	0.46%	0.52%
Annualized net (recoveries) charge-offs /average loans	0.00%	(0.03%)	(0.03%)	(0.02%)	0.03%

FNCB Bancorp, Inc.
Year-to-Date Consolidated Statements of Income

	Three Months Ended
	March 31,
(in thousands, except share data)	2022	2021
Interest income
Interest and fees on loans and leases	$10,102	$9,786
Interest and dividends on securities:
Taxable	2,390	1,906
Tax-exempt	612	486
Dividends	78	62
Total interest and dividends on securities	3,080	2,454
Interest on interest-bearing deposits in other banks	7	3
Total interest income	13,189	12,243
Interest expense
Interest on deposits	324	798
Interest on borrowed funds
Federal Home Loan Bank of Pittsburgh advances	31	-
Junior subordinated debentures	51	48
Total interest on borrowed funds	82	48
Total interest expense	406	846
Net interest income before provision for loan and lease losses	12,783	11,397
Provision for loan and lease losses	759	186
Net interest income after provision for loan and lease losses	12,024	11,211
Non-interest income
Deposit service charges	1,050	874
Net gain on the sale of available-for-sale debt securities	-	213
Net (loss) gain on equity securities	(125)	364
Net gain on the sale of mortgage loans held for sale	-	224
Loan-related fees	57	133
Income from bank-owned life insurance	145	121
Bank-owned life insurance settlement	-	422
Merchant services revenue	199	138
Other	464	285
Total non-interest income	1,790	2,774
Non-interest expense
Salaries and employee benefits	4,658	3,736
Occupancy expense	548	609
Equipment expense	324	353
Advertising expense	132	117
Data processing expense	1,063	819
Regulatory assessments	225	188
Bank shares tax	341	315
Professional fees	327	259
Other operating expenses	926	775
Total non-interest expense	8,544	7,171
Income before income taxes	5,270	6,814
Income tax expense	917	981
Net income	$4,353	$5,833

Income per share
Basic	$0.22	$0.29
Diluted	$0.22	$0.29

Cash dividends declared per common share	$0.075	$0.060
Weighted average number of shares outstanding:
Basic	19,935,288	20,242,262
Diluted	19,972,113	20,253,606

FNCB Bancorp, Inc.
Quarter-to-Date Consolidated Statements of Income

	Three Months Ended
	Mar 31,	Dec 31,	Sept 30,	June 30,	Mar 31,
(in thousands, except share data)	2022	2021	2021	2021	2021
Interest income
Interest and fees on loans and leases	$10,102	$10,325	$10,696	$10,242	$9,786
Interest and dividends on securities
Taxable	2,390	2,281	2,070	1,980	1,906
Tax-exempt	612	567	517	516	486
Dividends	78	63	55	59	62
Total interest and dividends on securities	3,080	2,911	2,642	2,555	2,454
Interest on interest-bearing deposits in other banks	7	53	31	1	3
Total interest income	13,189	13,289	13,369	12,798	12,243
Interest expense
Interest on deposits	324	410	582	718	798
Interest on borrowed funds
Federal Home Loan Bank of Pittsburgh advances	31	6	-	-	-
Junior subordinated debentures	51	48	47	48	48
Total interest on borrowed funds	82	54	47	48	48
Total interest expense	406	464	629	766	846
Net interest income before provision (credit) for loan and lease losses	12,783	12,825	12,740	12,032	11,397
Provision (credit) for loan and lease losses	759	338	(513)	155	186
Net interest income after provision (credit) for loan and lease losses	12,024	12,487	13,253	11,877	11,211
Non-interest income
Deposit service charges	1,050	1,038	1,009	956	874
Net gain on the sale of available-for-sale debt securities	-	-	-	-	213
Net (loss) gain on equity securities	(125)	145	156	36	364
Net gain on the sale of mortgage loans held for sale	-	40	41	47	224
Loan-related fees	57	76	77	104	133
Income from bank-owned life insurance	145	139	139	142	121
Bank-owned life insurance settlement	-	-	-	4	422
Merchant services revenue	199	140	159	156	138
Other	464	365	261	264	285
Total non-interest income	1,790	1,943	1,842	1,709	2,774
Non-interest expense
Salaries and employee benefits	4,658	4,901	4,022	4,038	3,736
Occupancy expense	548	549	450	431	609
Equipment expense	324	333	319	333	353
Advertising expense	132	221	160	214	117
Data processing expense	1,063	1,024	961	885	819
Regulatory assessments	225	149	160	112	188
Bank shares tax	341	(34)	352	342	315
Professional fees	327	150	153	112	259
Other operating expenses	926	1,879	923	759	775
Total non-interest expense	8,544	9,172	7,500	7,226	7,171
Income before income taxes	5,270	5,258	7,595	6,360	6,814
Income tax expense	917	1,300	1,244	1,131	981
Net income	$4,353	$3,958	$6,351	$5,229	$5,833

Income per share
Basic	$0.22	$0.20	$0.31	$0.26	$0.29
Diluted	$0.22	$0.20	$0.31	$0.26	$0.29

Cash dividends declared per common share	$0.075	$0.075	$0.075	$0.060	$0.060
Weighted average number of shares outstanding:
Basic	19,935,288	19,988,272	19,997,021	20,222,216	20,242,262
Diluted	19,972,113	20,015,776	20,009,387	20,232,694	20,253,606

FNCB Bancorp, Inc.
Consolidated Balance Sheets

	Mar 31,	Dec 31,	Sept 30,	June 30,	Mar 31,
(in thousands)	2022	2021	2021	2021	2021
Assets
Cash and cash equivalents:
Cash and due from banks	$19,383	$16,651	$24,612	$24,782	$22,382
Interest-bearing deposits in other banks	4,719	82,369	149,581	31,160	76,172
Total cash and cash equivalents	24,102	99,020	174,193	55,942	98,554
Available-for-sale debt securities	514,133	522,566	470,323	432,807	407,396
Equity securities, at fair value	5,018	4,922	4,777	4,303	4,267
Restricted stock, at cost	4,020	1,911	1,826	1,099	1,149
Loans held for sale	-	-	491	642	267
Loans and leases, net of deferred loan fees and costs and unearned income	1,036,400	979,439	958,408	976,538	931,943
Allowance for loan and lease losses	(13,129)	(12,416)	(12,018)	(12,285)	(12,076)
Net loans and leases	1,023,271	967,023	946,390	964,253	919,867
Bank premises and equipment, net	15,895	16,082	17,269	17,360	17,407
Accrued interest receivable	4,870	4,643	4,593	4,485	4,567
Bank-owned life insurance	36,639	33,494	33,355	33,216	33,074
Other assets	21,602	14,662	12,674	10,656	13,488
Total assets	$1,649,550	$1,664,323	$1,665,891	$1,524,763	$1,500,036

Liabilities
Deposits:
Demand (non-interest-bearing)	$317,541	$320,089	$321,952	$312,408	$319,532
Interest-bearing	1,094,052	1,134,939	1,160,114	1,025,770	1,003,296
Total deposits	1,411,593	1,455,028	1,482,066	1,338,178	1,322,828
Borrowed funds	87,260	30,310	10,310	10,310	10,310
Accrued interest payable	57	49	56	87	99
Other liabilities	12,251	16,479	11,509	15,574	11,869
Total liabilities	1,511,161	1,501,866	1,503,941	1,364,149	1,345,106

Shareholders' equity
Preferred stock	-	-	-	-	-
Common stock	24,604	24,987	24,982	25,128	25,300
Additional paid-in capital	77,642	80,128	80,000	80,591	81,640
Retained earnings	53,834	50,990	48,541	43,698	39,691
Accumulated other comprehensive income	(17,691)	6,352	8,427	11,197	8,299
Total shareholders' equity	138,389	162,457	161,950	160,614	154,930
Total liabilities and shareholders’ equity	$1,649,550	$1,664,323	$1,665,891	$1,524,763	$1,500,036

FNCB Bancorp, Inc.
Summary Tax-equivalent Net Interest Income

	Three Months Ended
	Mar 31,	Dec 31,	Sept 30,	June 30,	Mar 31,
(dollars in thousands)	2022	2021	2021	2021	2021
Interest income
Loans:
Loans - taxable	$9,755	$9,983	$10,364	$9,897	$9,401
Loans - tax-free	439	433	420	437	487
Total loans	10,194	10,416	10,784	10,334	9,888
Securities:
Securities, taxable	2,468	2,344	2,125	2,039	1,968
Securities, tax-free	775	719	654	653	615
Total interest and dividends on securities	3,243	3,063	2,779	2,692	2,583
Interest-bearing deposits in other banks	7	53	31	1	3
Total interest income	13,444	13,532	13,594	13,027	12,474
Interest expense
Deposits	324	410	582	718	798
Borrowed funds	82	54	47	48	48
Total interest expense	406	464	629	766	846
Net interest income	$13,038	$13,068	$12,965	$12,261	$11,628

Average balances
Earning assets:
Loans:
Loans - taxable	$946,201	$915,693	$921,648	$909,833	$873,544
Loans - tax-free	54,096	45,920	43,091	44,583	46,897
Total loans	1,000,297	961,613	964,739	954,416	920,441
Securities:
Securities, taxable	437,955	409,210	357,684	326,848	286,128
Securities, tax-free	103,086	92,685	82,706	82,304	75,876
Total securities	541,041	501,895	440,390	409,152	362,004
Interest-bearing deposits in other banks	17,464	125,609	94,434	7,042	13,490
Total interest-earning assets	1,558,802	1,589,117	1,499,563	1,370,610	1,295,935
Non-earning assets	78,394	91,968	105,912	145,861	175,301
Total assets	$1,637,196	$1,681,085	$1,593,014	$1,516,471	$1,471,236
Interest-bearing liabilities:
Deposits	$1,111,671	$1,163,920	$1,080,312	$1,019,612	$999,085
Borrowed funds	47,346	17,810	10,419	10,310	10,310
Total interest-bearing liabilities	1,159,017	1,181,100	1,090,731	1,029,922	1,009,395
Demand deposits	308,830	322,536	325,571	317,670	294,525
Other liabilities	13,234	15,846	15,258	11,998	12,413
Shareholders' equity	156,115	161,603	161,454	156,881	154,903
Total liabilities and shareholders' equity	$1,637,196	$1,681,085	$1,593,014	$1,561,471	$1,471,236

Yield/Cost
Earning assets:
Loans:
Interest and fees on loans - taxable	4.12%	4.36%	4.50%	4.35%	4.30%
Interest and fees on loans - tax-free	3.25%	3.77%	3.90%	3.92%	4.15%
Total loans	4.08%	4.33%	4.47%	4.33%	4.30%
Securities:
Securities, taxable	2.25%	2.29%	2.38%	2.50%	2.75%
Securities, tax-free	3.01%	3.10%	3.16%	3.17%	3.24%
Total securities	2.40%	2.44%	2.52%	2.63%	2.85%
Interest-bearing deposits in other banks	0.16%	0.17%	0.13%	0.06%	0.09%
Total earning assets	3.45%	3.41%	3.63%	3.80%	3.85%
Interest-bearing liabilities:
Interest on deposits	0.12%	0.14%	0.22%	0.28%	0.32%
Interest on borrowed funds	0.69%	1.21%	1.80%	1.86%	1.86%
Total interest-bearing liabilities	0.14%	0.16%	0.23%	0.30%	0.34%
Net interest spread	3.31%	3.25%	3.40%	3.50%	3.51%
Net interest margin	3.35%	3.29%	3.46%	3.58%	3.59%

FNCB Bancorp, Inc.
Asset Quality Data

	Mar 31,	Dec 31,	Sept 30,	June 30,	Mar 31,
(in thousands)	2022	2021	2021	2021	2021
At period end
Non-accrual loans, including non-accruing troubled debt restructured loans (TDRs)	$3,864	$3,863	$4,475	$4,555	$4,842
Loans past due 90 days or more and still accruing	-	-	-	-	-
Total non-performing loans	3,864	3,863	4,475	4,555	4,842
Other real estate owned (OREO)	228	920	54	236	58
Other non-performing assets	1,773	1,773	1,773	1,773	1,900
Total non-performing assets	$5,865	$6,556	$6,302	$6,564	$6,800

Accruing TDRs	$6,455	$6,666	$6,666	$6,823	$6,962

For the three months ended
Allowance for loan and lease losses
Beginning balance	$12,416	$12,018	$12,285	$12,076	$11,950
Loans charged-off	95	34	255	136	361
Recoveries of charged-off loans	49	94	501	190	301
Net charge-offs (recoveries)	46	(60)	(246)	(54)	60
Provision (credit) for loan and lease losses	759	338	(513)	155	186
Ending balance	$13,129	$12,416	$12,018	$12,285	$12,076